--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 5, 1998

                           HOST MARRIOTT CORPORATION
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                  001-05664                52-2995412
------------------------------ ----------------  ------------------------------
 (STATE OR OTHER JURISDICTION    (COMMISSION            (I.R.S. EMPLOYER
      OF INCORPORATION OF        FILE NUMBER)          IDENTIFICATION NO.)
         ORGANIZATION)

10400 FERNWOOD ROAD, BETHESDA, MARYLAND                                20817
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES                              (ZIP)CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (301) 380-9000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS
        ------------

        NEW CREDIT FACILITY
        -------------------

  The Company announced on August 6, 1998 that it expanded its borrowing capacity by replacing its existing $500 million bank facility with a new $1.25 billion credit facility. The $1.25 billion credit facility is comprised of a $350 million term loan and a $900 million revolver and will bear interest at a floating rate. The credit facility is led by Bankers Trust Company with Wells Fargo Bank, The Bank of Nova Scotia and Credit Lyonnais acting as co-agents. Commitments have been received from approximately 20 additional institutions. The term loan may be increased by up to $250 million. The credit line will initially have a three-year term with two one-year extention options.

   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        ------------------------------------------------------------------

     7(c).  EXHIBITS
            --------

    * 4.1 Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998 among Host Marriott Corporation, Host Marriott Hospitality, Inc., HMH Properties, Inc., Host Marriott, L.P., HMC Capital Resources Corp., Various Banks, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, and Bankers Trust Company, as Arranger and Administrative Agent.
--------------

*  Filed herewith


                                  Host Marriott Corporation

                                  /s/ Donald D. Olinger
                                  -----------------------------------
September 11, 1998                Donald D. Olinger
                                  Senior Vice President-Corporate Controller



                                       2